================================================================================

   As filed with the Securities and Exchange Commission on December 30, 1999

                                                      Registration No. 333-79559

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A

                   Post-Effective Amendment No. 1 to Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BORDERS GROUP, INC.
             (Exact name of registrant as specified in its charter)

               Michigan                               38-3196915
     (State or other jurisdiction         (I.R.S. Employer Identification No.)
   of incorporation or organization)

                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
               (Address of principal executive offices) (Zip Code)

               Borders Group, Inc. Management Stock Purchase Plan
                      Borders Group, Inc. Stock Option Plan
                Borders Group, Inc. Employee Stock Purchase Plan
                     Borders Group, Inc. Director Stock Plan
                         Borders Group, Inc. 401(k) Plan
      Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico
                            (Full title of the plans)

                             Thomas D. Carney, Esq.
                  Vice President, Secretary and General Counsel
                               Borders Group, Inc.
                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
                                 (734) 477-1100
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                               Amount of            Proposed Maximum       Proposed Maximum
 Title of Securities to     Securities to be       Offering Price Per     Aggregate Offering          Amount of
     be Registered          Registered(1)(2)           Share (3)                 Price           Registration Fee(4)
======================================================================================================================
      Common Stock          1,580,000 shares           $16.65625              $26,316,875              $7,320
======================================================================================================================

(1) This Registration Statement also covers (i) 5,213,739 shares previously registered on, and being carried forward from, a Registration Statement on Form S-8 (File No. 33-92716), with respect to which a registration fee of $24,262 has been paid, and (ii) 1,806,661 shares previously registered on, and being carried forward from, a Registration Statement on Form S-8 (File No. 333-29369) filed in connection with the Borders Group, Inc. Stock Option Plan, with respect to which a registration fee of $12,592 has been paid. The 8,600,400 shares of common stock covered by this Registration Statement are allocated as follows: 3,958,499 shares of Common Stock under the Borders Group, Inc. Management Stock Purchase Plan, 1,806,661 shares of Common Stock under the Borders

================================================================================

Group, Inc. Stock Option Plan, 1,999,198 shares of Common Stock under the Borders Group, Inc. Employee Stock Purchase Plan, 236,042 shares of Common Stock under the Borders Group, Inc Director Stock Plan, 599,000 shares of Common Stock under the Borders Group, Inc. 401(k) Plan, and 1,000 shares of Common Stock under the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico.



(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Borders Group, Inc. 401(k) Plan and the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico. Pursuant to Rule 416, this registration statement also covers any additional shares of Common Stock which may be issuable in connection with any stock split, stock dividend or similar transaction.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on May 21, 1999.

(4)      Fee previously paid.

                              EXPLANATORY STATEMENT

         The purpose of this Post-Effective Amendment is to add the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico and to adjust the allocation of the shares of common stock covered by this Registration Statement by reducing the number of shares allocated to the Borders Group, Inc. 401(k) Plan by 1,000 shares and allocating such 1,000 shares to the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Each of Borders Group, Inc. (the "Company"), the Borders Group, Inc. 401(k) Plan and the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-K for the year ended January 24, 1999 and the Borders Group, Inc. 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998.

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (1) above.

         3. The description of the Common Stock of the Company set forth in the Form 8-B of the Company dated August 28, 1997.

         All documents subsequently filed with the Commission by the Company, the Borders Group, Inc. 401(k) Plan, or the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Article IX of the Company's Articles of Incorporation provides that the Company shall indemnify to the fullest extent permitted by the Business Corporation Act of Michigan the ("MBCA") any director or officer. In addition, the Company may, by action by the Board of Directors, provide rights to indemnification to employees and agents similar to the foregoing indemnification of directors and officers.

         Under Sections 561, et seq. of the MBCA, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation (or such other entity) against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the relevant circumstances, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation and a written affirmation of such person of his good faith belief that he is entitled to indemnification under the standards of conduct of the statute.

         Policies of insurance will be maintained by the Company under which directors and officers of the Company will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer.

         Article VIII of the Company's Articles of Incorporation provides that, to the fullest extent permitted by the MBCA, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 551(l) of the MBCA or (iv) for any transaction from which the director derived an improper personal benefit.

Item 8.  Exhibits

       23         Consent of PricewaterhouseCoopers LLP

         The registrant undertakes to have the Borders Group, Inc. 401(k) Plan, as amended, submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of such plan under Section 401 of the Internal Revenue Code of 1986, as amended.

         The registrant undertakes to have the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico and any amendments thereto submitted to the Puerto Rico Department of the Treasury in a timely manner and to make all changes required by the Puerto Rico Department of the Treasury in order to maintain the qualification of such plan under Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, as amended.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 30th day of December, 1999.

                                      BORDERS GROUP, INC.


                                      By:    /s/ Greg Josefowicz
                                             ------------------------
                                             Greg Josefowicz
                                             Chief Executive Officer,
                                             President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     Name                                           Title                               Date
                     ----                                           -----                               ----
  /s/ Greg Josefowicz                                      Chief Executive Officer,            December 30, 1999
-----------------------------------------------             President and Director
Greg Josefowicz                                         (Principal Executive Officer)

                       *                                                                       December 30, 1999
-----------------------------------------------             Chairman and Director
Robert F. DiRomualdo

                       *                                  Vice Chairman and Director           December 30, 1999
-----------------------------------------------
George R. Mrkonic
                                                  Senior Vice President and Chief Financial
                       *                         Officer (Principal Financial and Accounting   December 30, 1999
-----------------------------------------------                    Officer)
Kenneth E. Scheve

                       *                                           Director                    December 30, 1999
-----------------------------------------------
Peter R. Formanek

                       *                                           Director                    December 30, 1999
-----------------------------------------------
Victor L. Lund

                       *                                           Director                    December 30, 1999
-----------------------------------------------
Edna Greene Medford

                       *                                           Director                    December 30, 1999
-----------------------------------------------
Larry Pollock

                       *                                           Director                    December 30, 1999
-----------------------------------------------
Leonard A. Schlesinger

  /s/ Thomas D. Carney
-----------------------------------------------
     *Thomas D. Carney as attorney-in-fact
     pursuant to Power of Attorney granted
    in Registration Statement No. 333-79559

         The Plan. Pursuant to the requirements of the Securities Act of 1933, Borders Group, Inc., as the administrator of each of the Borders Group, Inc. 401(k) Plan and the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico, has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 30th day of December, 1999.

                                      BORDERS GROUP, INC. 401(k) PLAN

                                      By:  Borders Group, Inc.,
                                           as Plan administrator



                                      By:    /s/ Greg Josefowicz
                                           --------------------------------
                                          Greg Josefowicz
                                          Chief Executive Officer,
                                          President and Director



                                      BORDERS GROUP,  INC. SAVINGS PLAN FOR
                                      EMPLOYEES  WORKING IN PUERTO RICO

                                      By:  Borders Group, Inc.,
                                           as Plan administrator



                                      By:    /s/ Greg Josefowicz
                                           --------------------------------
                                          Greg Josefowicz
                                          Chief Executive Officer,
                                          President and Director

                                  EXHIBIT INDEX

Exhibit No.       Description

     23           Consent of PricewaterhouseCoopers LLP